Exhibit (a)(1)(vi)

Notice of Withdrawal of Tender

Regarding Shares in Audax Private Credit Fund, LLC

Tendered Pursuant to the Offer to Purchase

Dated September 1, 2026

The Offer and withdrawal rights will expire on September 29, 2026 and this Notice of Withdrawal must be received by

the Fund’s Transfer Agent by mail, by 11:59 p.m.,

Eastern Time, on September 29, 2026, unless the Offer is extended

Complete this Notice of Withdrawal and follow the transmittal instructions included herein

Regular Mail	FOR ADDITIONAL INFORMATION CALL:
Audax Private Credit Fund, LLC	1-866-801-7408
c/o Computershare 150 Royall Street, Suite V
Canton, MA 02021

Overnight Mail
Audax Private Credit Fund, LLC c/o Computershare
Attn: Alternative Investments 150 Royall Street, Suite V
Canton, MA 02021

You are responsible for confirming that this Notice is received timely by Computershare Trust Company, N.A., the transfer agent of Audax Private Credit Fund, LLC (the “Fund”). To assure good delivery, please send this page to Computershare Trust Company, N.A. and not to your financial advisor. If you fail to confirm receipt of this Notice, there can be no assurance that your withdrawal will be honored by the Fund.

Ladies and Gentlemen:

Please withdraw the tender previously submitted by the undersigned in a Letter of Transmittal.

Fund Name:

Fund Account #:

Account Name/Registration:

Address:

City, State, Zip

Telephone Number:

Email Address:

Financial Intermediary Firm Name:

Financial Intermediary Account #:

Financial Advisor Name:

Financial Advisor Telephone #:

The undersigned represents that the undersigned is the beneficial owner of the limited liability company interests in the Fund to which this withdrawal request relates, or that the person signing this request is an authorized representative of the withdrawing shareholder.

In the case of joint accounts, each joint holder must sign this withdrawal request. Requests on behalf of a foundation, partnership or any other entity should be accompanied by evidence of the authority of the person(s) signing.

Signature	Print Name of Authorized Signatory (and Title if applicable)	Date

Signature	Print Name of Authorized Signatory (and Title if applicable)	Date